UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated herein by reference.

SECTION 2.  FINANCIAL INFORMATION.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective December 29, 2006, Southwestern Energy Company (the "Company" or "Lessee") entered into a sale/lease-back transaction pursuant to which the Company sold 13 drilling rigs and related equipment owned by it to various financial institutions and then leased such drilling rigs and equipment back, along with two additional separate drilling rigs and equipment, pursuant to a Master Lease Agreement (including any and all riders, exhibits and supplements, the "Master Lease") of the same date with SunTrust Leasing Corporation ("STLC") as lessor (STLC, RBS Asset Finance, Inc. or such other party entering into any Schedule (as defined in the Master Lease) and named as "Lessor" therein, together with their respective successors and assigns, a "Lessor").  Each Schedule, together with the riders, exhibits and attachments thereto and incorporating the terms of the Master Lease, is referred to, collectively, as a "Lease" and the drilling rig and equipment leased under each such Lease is referred to, collectively, as the "Equipment."  Each Lease has a term of ninety-six (96) months and the aggregate rent payable by the Company under the Master Lease is approximately $156.7 million.  Subject to certain conditions, the Company has options to purchase the Equipment from the Lessors at (i) the end of the eighty-fourth month of the Lease term at an agreed upon price or (ii) the end of the Lease term for its then fair market value.

The Leases impose obligations on the Company and its subsidiary, DeSoto Drilling, Inc., as the operator of the Equipment ("DDI") with respect to, among other things, the maintenance and use of the Equipment.  The Leases also contain other customary representations, warranties, obligations, conditions, indemnification provisions and termination provisions associated with Leases of this nature.

The Leases also grant certain remedies to each Lessor in the event of a default with respect to the Company or DDI under its Lease, including, but not limited to, the right to (i) upon written notice to Lessee, to cancel any or all Leases held by such Lessor; (ii) declare immediately due and payable all sums due and to become due under any or all Leases held by such Lessor for the full term respecting the Equipment subject to such Leases; (iii) demand and recover all liquidated damages; or (iv) repossess the Equipment or re-lease, sell or otherwise dispose of any or all of the Equipment leased by such Lessor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 5, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer